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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2002

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-03562 (Commission File Number)	44-0541877 (IRS Employer Identification No.)
20 West 9th , Kansas City, Missouri (Address of principal executive offices)		64105 (Zip Code)
Registrant's telephone number including area code:		(816) 421-6600
(Former name or former address, if changed since last report):		Not Applicable

Item 5. Other Events.

        Attached as Exhibit 99.1 is a press release dated June 18, 2002 announcing plans to issue 37.5 million shares of common stock in a registered offering and $500 million of senior notes in an offering exempt from registration. Additionally, the company revised its operating earnings per share guidance for full-year 2002 to $1.30 to $1.40.

        Also attached as Exhibit 99.2 are excerpts from the Common Stock Preliminary Prospectus Supplement dated June 19, 2002 of sections titled "Forward-Looking Statements," "Our Strategy," "Recent Developments" and "Risk Factors."

Item 7. Financial Statements and Exhibits.

(a)
Exhibit—99.1, Press Release dated June 18, 2002, regarding planned equity and debt offerings and revised earnings guidance.

(b)
Exhibit—99.2, Excerpts from Common Stock Preliminary Prospectus Supplement dated June 19, 2002, of sections titled "Forward-Looking Statements," "Our Strategy," "Recent Developments" and "Risk Factors."

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Dan Streek Dan Streek Chief Financial Officer
Date: June 19, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures